Neos ETF Trust 485BPOS

Exhibit 99.28(h)(11)

FIRST AMENDMENT TO
FUND CCO AND AMLO AGREEMENT

This first amendment ("Amendment") to the Fund CCO and AMLO Agreement (the "Agreement") dated as of June 16, 2021, by and between Neos ETF Trust (formerly known as SHP ETF Trust, LLC) ("Fund Company") and Foreside Fund Officer Services, LLC ("Distributor") (together, the "Parties") is effective as of July 1, 2023.

WHEREAS, the Parties desire to amend the Agreement to reflect changes in the name and address of the Fund Company; and,

WHEREAS, Section 12(i) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.            Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.            All references in the Agreement to the Fund Company name of SHP ETF Trust, LLC are deleted in their entirety and replaced with Neos ETF Trust.

3.            Section 12(e)(ii) is deleted in its entirety and replaced with:

Neos ETF Trust
Attn: Robert Shea
13 Riverside Avenue, Westport, CT 06880
Telephone: 914-489-7245
Email: rshea@neosinvestments.com

4.            Section 12(f) is deleted in its entirety and replaced with:

Invoices for fees and expenses due to Foreside hereunder and as set forth in Appendix B hereto shall be sent by Foreside to the address furnished below unless and until changed by the Fund Company (Fund Company to provide reasonable advance notice of any change of billing address to Foreside):

Neos ETF Trust
Attn: Robert Shea
13 Riverside Avenue, Westport, CT 06880
Phone: 914-489-7245
Email: rshea@neosinvestments.com

5.            Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

6.            This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

NEOS ETF TRUST		FORESIDE FUND OFFICER SERVICES, LLC

By:	/s/ Robert Shea	By:	/s/ Kelly Whetstone

Name:	Robert Shea	Name:	Kelly Whetstone
Title:	Secretary	Title:	Assistant Secretary
Date:	June 14, 2024	Date:	June 17, 2024

2